Exhibit 10
ADDENDUM TO EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is dated as of March [__], 2020, by and between Jason Industries, Inc., a Delaware corporation (the “Company”), and [_________] (the “Employee”), and is intended to modify that certain Employment Agreement, dated as of [_____], by and between the Company and the Employee (the “Employment Agreement”). Any capitalized term not defined herein will have the meaning ascribed to such term in the Employment Agreement.
As a result of the COVID-19 pandemic and its impact on the business and operations of the Company and its affiliates, the Company and the Employee desire to amend the Employment Agreement, as set forth below.
1.The Employment Agreement shall be amended to include the following provision:
Notwithstanding anything in this Agreement to the contrary, the reduction of Employee’s Base Salary by an amount not to exceed 25% of Employee’s existing Base Salary, effective April 1, 2020 until no later than June 30, 2020, and/or a reduction or diminution of Employee’s duties and/or responsibilities, in each case, as a result of, or related to, the Company’s actions taken in response to the COVID-19 pandemic, shall not constitute grounds for a Constructive Termination for any purpose under this Agreement or any other arrangement between Employee and the Company or any of its affiliates (including, without limitation, that certain Retention Bonus Agreement dated March 2, 2020, by and between the Company and Employee) and shall not entitle Employee to any severance or other payment or benefit pursuant to this Agreement or otherwise.
Additionally, the Employee hereby acknowledges and agrees that grounds for a Constructive Termination under the Employment Agreement has not occurred prior to or as a result of this Addendum. Except as expressly hereby amended, the Employment Agreement will remain in full force and effect in accordance with the terms thereof. To the extent a conflict arises between the terms of the Employment Agreement and this Addendum, the terms of this Addendum will prevail.
EMPLOYEE
By: _____________________________
Name:

JASON INDUSTRIES, INC.

By: _____________________________
Name:
Title: